Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$337,842,531
Unrealized Gain (Loss) on Market Value of Futures	(427,726,530)
Dividend Income	197,295
Interest Income	771,494
ETF Transaction Fees	12,000
Total Income (Loss)	$(88,903,210)

Expenses
General Partner Management Fees	$1,245,396
Professional Fees	205,944
Brokerage Commissions	409,834
Non-interested Directors' Fees and Expenses	14,773
Prepaid Insurance Expense	13,634
NYMEX License Fee	41,513
SEC & FINRA Registration Expense	28,638
Total Expenses	$1,959,732
Net Income (Loss)	$(90,862,942)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$3,421,184,968
Additions (14,400,000 Shares)	164,734,278
Withdrawals (10,700,000 Shares)	(126,728,892)
Net Income (Loss)	(90,862,942)

Net Asset Value End of Month	$3,368,327,412
Net Asset Value Per Share (291,400,000 Shares)	$11.56

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612